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Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

dated as of

January 6, 2006

among

MCLEODUSA INCORPORATED
and
THE HOLDERS OF COMMON STOCK
LISTED ON SCHEDULE I

REGISTRATION RIGHTS AGREEMENT

        AGREEMENT dated as of January 6, 2006 among (i) McLeodUSA Incorporated, a Delaware corporation (the "Company"), and (ii) the holders of Common Stock listed on Schedule I hereto and any other Person that acquires any Common Stock for so long as such Common Stock constitutes Registrable Securities hereunder from any such holders, directly or indirectly (the "Stockholders").

W I T N E S S E T H:

        WHEREAS, on October 28, 2005, the Company and certain of its Subsidiaries filed with the United States Bankruptcy Court for the Northern District of Illinois (i) voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code and (ii) a Joint Prepackaged Plan of Reorganization (the "Plan");

        WHEREAS, pursuant to the Plan, the Company has been authorized and directed to enter into this Agreement, and each Holder of an Allowed Class 5 Claim (as such terms are defined in the Plan) and the Company are bound, and are deemed to be bound, by this Agreement and entitled to the benefit of and the right to enforce this Agreement.

        WHEREAS, pursuant to the Plan, each Holder of an Allowed Class 5 Claim (as such terms are defined in the Plan) must execute this Agreement as a condition to receiving its pro rata distribution of Common Stock (as defined below).

        WHEREAS, each Stockholder is on the date hereof the holder of the number of shares of Common Stock as is set forth on Schedule I attached hereto.

        NOW, THEREFORE, in accordance with the Plan and in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

        Section 1.01.    Definitions.    (a) The following terms, as used herein, have the following meanings:

        "Affiliate" shall have the meaning ascribed to the term "Affiliated person" in Section 2(a)(3) of the Investment Company Act of 1940, as amended, and shall include any fund or account sharing a common Investment Adviser. The term "Affiliated" shall have the correlative meaning.

        "Board" means the board of directors of the Company.

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

        "Common Shares" means shares of Common Stock.

        "Common Stock" means the common stock, par value $.01 per share, of the Company issued pursuant to the Plan and any stock into which such Common Stock may hereafter be converted or changed (including by way of recapitalization, merger, consolidation, other reorganization or otherwise).

        "Company Securities" means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, and (iii) options, warrants or other rights to acquire Common Stock.

        "Effective Date" means the Effective Date of and as defined in the Plan.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fidelity" means Fidelity Management & Research Co. and its Affiliates.

        "First Public Offering" means the first Public Offering after the date hereof.

        "Investment Adviser" shall have the meaning ascribed to such term in Section 2(a)(20) of the Investment Company Act of 1940, as amended.

        "NASD" means the National Association of Securities Dealers, Inc.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Public Offering" means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

        "Registrable Securities" means, at any time, any Common Shares until (i) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement or (ii) such Common Shares are sold, assigned or otherwise disposed of, the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing the legend required pursuant to the Stockholders Agreement and such Common Shares may be resold without subsequent registration under the Securities Act.

        "Registration Expenses" means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration, listing and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and expenses of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.04(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one counsel for all of the Stockholders participating in the offering (selected by the Stockholders holding the majority of the Registrable Securities to be sold for the account of all Stockholders in the offering), (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any "qualified independent underwriter," including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xiv) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.04(l). Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of any Stockholders (or any agents who manage their accounts).

        "Rule 144" means Rule 144 (or any successor provisions) under the Securities Act.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Stockholders Agreement" means that certain Stockholders Agreement, dated as of the Effective Date of the Plan, among the Company and the holders of Common Stock listed on Schedule I thereto.

        "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

        Section 1.02.    Other Definitional and Interpretative Provisions.    The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
REGISTRATION RIGHTS

        Section 2.01.    Demand Registration.    (a) If at any time following the first anniversary of the Effective Date, the Company shall receive a request from any Stockholder, or group of Stockholders, that holds in the aggregate 20% (or, if the First Public Offering has occurred, any Stockholder, or group of Affiliated Stockholders, that holds in the aggregate 10%) or more of the then outstanding Common Stock (the "Requesting Stockholder") that the Company effect the registration under the Securities Act of all or any portion of such Requesting Stockholder's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a "Demand Registration") at least 20 Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Stockholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

            (i)  all Registrable Securities for which the Requesting Stockholders have requested registration under this Section 2.01, and

           (ii)  subject to the restrictions set forth in Sections 2.01(h) andSection 2.09, all other Registrable Securities that any other Stockholders (all such other Stockholders, together with the Requesting Stockholders, the "Registering Stockholders") have requested the Company to register by request received by the Company within 20 Business Days after such Stockholders receive the Company's notice of the Demand Registration (such request shall include all information with respect to such Stockholder required to effect the registration of such Stockholder's Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that, subject to Section 2.01(d)(g), the Company shall not be obligated to effect more than 4 Demand Registrations (at least one of which shall be available for use after the First Public Offering has occurred), and provided further that the Company shall not be obligated to effect a Demand Registration unless (i) the aggregate market price or fair value on the date of such request of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $25,000,000 or (ii) the number of Common Shares requested to be registered pursuant to such Demand Registration equals or exceeds 10% of then outstanding Common Shares on the date of such request. In no event shall the Company be required to effect more than one Demand Registration hereunder within any six-month period.

        (b)   Promptly after the expiration of the 20 Business Day-period referred to in Section 2.01(a)(ii), the Company will notify all Registering Stockholders of the identities of the other Registering Stockholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Stockholders may revoke such request, without liability to any of the other Registering Stockholders, by providing a notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (ii) the Requesting Stockholders reimburse the Company for all Registration Expenses of such revoked request.

        (c)   The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 2.01(b).

        (d)   Any registration statement filed pursuant to a Demand Registration shall be a shelf registration statement that complies with the provisions of Rule 415 under the Securities Act, unless otherwise agreed by the Requesting Stockholder and at least one other Stockholder, or group of Affiliated Stockholders, if any, that holds in the aggregate 20% or more of the then outstanding Registrable Securities (a "Second Large Holder"); provided that the first registration statement filed pursuant to a Demand Registration after the First Public Offering shall be a shelf registration statement that complies with the provisions of Rule 415 under the Securities Act.

        (e)   Unless otherwise agreed with the Requesting Stockholder and at least one Second Large Holder, if any, any registration of the Company's Common Stock pursuant to this Section 2.01 shall be effected solely for the purpose of registering the offer and sale of the Common Stock held by the Registering Stockholders and shall not be effected for any offer or sale by the Company of securities by the Company.

        (f)    If requested by any Stockholder, or group of Stockholders, that holds in the aggregate 20% (or, if the First Public Offering has occurred, any Stockholder, or group of Affiliated Stockholders, that holds in the aggregate 10%) or more of the then outstanding Common Stock, the Company shall use its best efforts to have the Common Stock quoted on the Nasdaq National market or listed on a national securities exchange, in each case as designated by such Requesting Stockholder so long as the Company is subject to the reporting requirements under the Exchange Act, whether or not as a result of a Demand Registration, and otherwise qualifies for such quotation or listing.

        (g)   A Demand Registration shall not be deemed to have occurred:

            (i)  unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days, or in the case of a shelf registration statement, two years (or such shorter period in which all Registrable Securities of the Registering Stockholders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

           (ii)  if the Maximum Offering Size is reduced in accordance with Section 2.01(h) such that less than 66 2/3% of the Registrable Securities of the Requesting Stockholders sought to be included in such registration are included.

        (h)   If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Stockholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "Maximum Offering Size"), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

            (i)  first, all Registrable Securities requested to be registered by any Registering Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each), and

           (ii)  second, subject to Section 2.01(e), any securities proposed to be registered for the account of the Company.

        (i)    Upon notice to each Registering Stockholder, the Company may postpone effecting a registration pursuant to this Section 2.01 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 60 days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Stockholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

        Section 2.02.    Piggyback Registration.    (a) If the Company, subject to Section 2.03, proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 30 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Stockholder owning any Common Shares, which notice shall set forth such Stockholder's rights under this Section 2.02 and shall offer such Stockholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Stockholder may request (a "Piggyback Registration"), subject to the provisions of Section 2.02(b). Upon the request of any such Stockholder made within 15 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Stockholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Stockholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten Public Offering, all such Stockholders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.04(f) on the same terms and conditions as apply to the Company or the Requesting Stockholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

        (b)   If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(h) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Stockholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

            (i)  first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

           (ii)  second, all Registrable Securities requested to be included in such registration by any Stockholders pursuant to Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each), and

          (iii)  third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

        Section 2.03.    Filing Registration Statements; Lock-Up Agreements.    (a) Prior to the earlier of (i) the sale, assignment or other disposition by Fidelity of such number of Common Shares held by it that it no longer holds an aggregate of 20% or more of the then outstanding Common Stock and (ii) eighteen months after the Effective Date, the Company may not file with the SEC any registration statement to register any securities of the Company for the sale for its own account under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person) and thereafter, the Company may so file such a registration statement so long as a majority of the members of the Company's Board and a majority of the Stockholders approve such a filing.

        (b)   If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Stockholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 90 days (or 180 days if the registration of such Registrable Securities is the First Public Offering).

        Section 2.04.    Registration Procedures.    Whenever Stockholders request that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, subject to the provisions of such Sections, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

        (a)   The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective continuously for a period of not less than 180 days, or in the case of a shelf registration statement, two years (or such shorter period in which all of the Registrable Securities of the Registering Stockholders included in such registration statement shall have actually been sold thereunder).

        (b)   Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder. Each Stockholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Stockholder and the Company shall use its best efforts to comply with such request, provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (c)   After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Stockholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

        (d)   The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Stockholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

        (e)   The Company shall immediately notify each Registering Stockholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

        (f)    (i) the Requesting Stockholders shall have the right to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by such Requesting Stockholder of a Demand Registration, which selection shall be subject to the approval of the Company, which approval shall be reasonably given, and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

        (g)   Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Agreement and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Registering Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Registering Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

        (h)   The Company shall furnish to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Registering Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Registering Stockholders or the managing underwriter therefor reasonably requests.

        (i)    The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

        (j)    The Company may require each Registering Stockholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

        (k)   Each Registering Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e), and, if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e).

        (l)    The Company shall have appropriate officers of the Company (i) prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

        (m)  The Company's obligations under this Section 2.04 shall not be conditioned upon any Registering Stockholder (other than the Requesting Stockholders) meeting the information requirements of Section 2.01(a)(ii).

        Section 2.05.    Indemnification by the Company.    The Company agrees to indemnify and hold harmless each Stockholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("Damages") caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder's behalf expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Stockholder and it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 2.05.

        Section 2.06.    Indemnification by Participating Stockholders.    Each Stockholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only (i) with respect to information furnished in writing by such Stockholder or on such Stockholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as such Stockholder is required to indemnify the Company as provided in this Section 2.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Stockholder shall be liable under this Section 2.06 for any Damages in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate.

        Section 2.07.    Conduct of Indemnification Proceedings.    If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

        Section 2.08.    Contribution.    If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Stockholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters. The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Stockholder were offered to the public (less underwriters' discounts and commissions) exceeds the amount of any Damages that such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Stockholder's obligation to contribute pursuant to this Section 2.08 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Stockholders and not joint.

        Section 2.09.    Participation in Public Offering.    No Stockholder may participate in any Public Offering permitted under Section 2.01(d) unless such Stockholder (a) agrees to sell such Stockholder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and Stockholders holding at least a majority of the Registrable Securities included in such Public Offering and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

        Section 2.10.    Other Indemnification.    Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

        Section 2.11.    Cooperation by the Company.    If any Stockholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Stockholder and shall provide to such Stockholder such information as such Stockholder shall reasonably request.

        Section 2.12.    No Transfer of Registration Rights.    None of the rights of Stockholders under this Article 2 shall be assignable by any Stockholder to any Person acquiring Securities in any Public Offering.

        Section 2.13.    Purchases and Sales of Securities.    The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Common Shares.

ARTICLE 3
CERTAIN COVENANTS AND AGREEMENTS

        Section 3.01.    Limitations on Subsequent Registration Rights.    The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (a) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Stockholders included therein or (b) on terms otherwise more favorable than this Agreement.

        Section 3.02.    Charter or Bylaw Provisions.    Each Stockholder agrees to vote its Company Securities or execute proxies or written consents, as the case may be, to ensure that the Company's certificate of incorporation and bylaws (a) facilitate, and do not at any time conflict with, any provision of this Agreement and (b) permit each Stockholder to receive the benefits to which each such Stockholder is entitled under this Agreement.

        Section 3.03.    Conflicting Agreements.    The Company represents that it has not, and agrees that it shall not, enter into any agreement that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

ARTICLE 4
MISCELLANEOUS

        Section 4.01.    Binding Effect; Assignability.    This Agreement shall be binding upon and enforceable by each of the parties hereto pursuant to, and in accordance with, the Plan both before and after execution hereof by any such party and shall inure to the benefit of and be binding upon the successors, assigns and, subject to Section 2.12, transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities. The failure of any party to execute this Agreement shall not prevent them from exercising their rights under this Agreement, subject to their obligations under and the terms and conditions of this Agreement. If any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

        Section 4.02.    Notices.    All notices, requests and other communications (collectively, "Communications") to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company, to:

      McLeodUSA Incorporated
      6400 C Street SW
      P.O. Box 3177
      Cedar Rapids, IA 52406 3177
      Facsimile: (319) 790 7901
      Attn: James E. Thompson, Esq.

    if to any Stockholder, to:

            The address of such Stockholder listed on Schedule I, or such other address as provided by such Stockholder to the Company.

        All Communications shall be deemed received on the earliest of (i) the date such Communication is sent by facsimile transmission, (ii) the date such Communication is delivered in person, (iii) the day after the date such Communication is placed in overnight mail with a national overnight courier service or (iv) three days after the date such Communication is mailed by certified or registered mail, in each case so long as such day is a Business Day. If such day is not a Business Day, any such Communication shall be deemed not to have been received until the next succeeding Business Day. Any Communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

        Any Person that becomes a Stockholder shall provide its address and fax number to the Company, which shall, upon request, promptly provide such information to any Stockholder requesting such information.

        Section 4.03.    Waiver; Amendment.    No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of (i) a majority of the Board and (ii) Stockholders holding at least two-thirds of the then outstanding Common Shares.

        Section 4.04.    Fees and Expenses.    Except as may be otherwise provided herein or in any other agreement between or among any parties hereto, the fees and expenses incurred by any Stockholder in connection with this Agreement, any amendment or waiver hereof and the transactions contemplated hereby and all matters related hereto shall be paid by such Stockholder, except the Company shall pay all fees and expenses of one counsel for all Stockholders (selected by Stockholders holding the majority of the Company Securities held by all Stockholders) in connection with any amendment or waiver of this Agreement or any transactions related thereto.

        Section 4.05.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

        Section 4.06.    Jurisdiction.    The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.02 shall be deemed effective service of process on such party.

        Section 4.07.    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 4.08.    Specific Enforcement.    Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

        Section 4.09.    Effectiveness.    This Agreement shall become effective upon the Effective Date of and as defined in the Plan.

        Section 4.10.    Entire Agreement.    This Agreement and the Stockholders Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

        Section 4.11.    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized officer and each Stockholder is deemed to have accepted and agreed this Agreement pursuant to the terms of the Plan, in each case as of the day and year first above written.

MCLEODUSA INCORPORATED
/s/ JAMES THOMPSON
Name: James Thompson
Title: Group VP & General Counsel & Secretary

STOCKHOLDER:
NAME OF INSTITUTION:
Aeries Finance-II Ltd., as a Stockholder
By:	Patriarch Partners X, LLC, its Managing Agent
By:	/s/ Lynn Tilton
	Name:	Lynn Tilton
	Title:	Manager

STOCKHOLDER:
NAME OF INSTITUTION:
McLeod Depository Corp, as a Stockholder
By:	/s/ Susan E. Atkins
	Name:	Susan E. Atkins
	Title:	President

STOCKHOLDER:
NAME OF INSTITUTION:
3V Capital Master Fund Ltd as a Stockholder
By:	/s/ ILLEGIBLE
Name:
Title:

STOCKHOLDER:
NAME OF INSTITUTION:
Kennett Capital, as a Stockholder
By:	/s/ Chris Goergen
	Name:	CHRIS GOERGEN
	Title:	Authorized Signatory
By:	/s/ Charles D. Mires
	Name:	CHARLES D. MIRES
	Title:	Authorized Signatory

STOCKHOLDER:
NAME OF INSTITUTION:
AIMCO CDO, Series 2000-A as a Stockholder
By:	/s/ Chris Goergen
	Name:	CHRIS GOERGEN
	Title:	Authorized Signatory
By:	/s/ Charles D. Mires
	Name:	CHARLES D. MIRES
	Title:	Authorized Signatory

STOCKHOLDER:
NAME OF INSTITUTION:
Banc of America Strategic Solutions, Inc. as a Stockholder
By:	/s/ Joshua Podietz
	Name:	Joshua Podietz
	Title:	Vice President

STOCKHOLDER:
NAME OF INSTITUTION:
BANC OF AMERICA SECURITIES LLC as a Stockholder
By:	/s/ Jonathan M. Barnes
	Name:	Jonathan M. Barnes
	Title:	Associate

STOCKHOLDER:
NAME OF INSTITUTION:
Calder & Co. as a Stockholder
By:	/s/ Vilma Pindling
	Name:	VILMA PINDLING
	Title:	SENIOR ASSISTANT AGENT

STOCKHOLDER:
NAME OF INSTITUTION:
Bayerische Hypo-und Vereinsbank AG, New York Branch as a Stockholder
By:	/s/ Salvatore Esposito
	Name:	Salvatore Esposito
	Title:	Managing Director

STOCKHOLDER:
NAME OF INSTITUTION:
Bear Stearns & Co. Inc. as a Stockholder
By:	/s/ John E. McDermott
	Name:	JOHN E. McDERMOTT
	Title:	SENIOR MANAGING DIRECTOR

STOCKHOLDER:
NAME OF INSTITUTION:
CREDIT SUISSE FIRST BOSTON INTERNATIONAL as a Stockholder
By:	/s/ Irina Borisova
	Name:	Irina Borisova
	Title:	Vice President

STOCKHOLDER:
NAME OF INSTITUTION:
Credit Suisse, acting through its Cayman Branch as a Stockholder
By:	/s/ Didier Siffer
	Name:	Didier Siffer
	Title:	Director
By:	/s/ Carol Flaton
	Name:	Carol Flaton
	Title:	Managing Director

STOCKHOLDER:
NAME OF INSTITUTION:
CypressTree Investment Parters I, Ltd.,
By:	CypressTree Investment Management Company, Inc., as Portfolio Manager.
By:	/s/ Robert Weeden
	Name:	Robert Weeden
	Title:	Managing Director

STOCKHOLDER:
NAME OF INSTITUTION:
SIMSBURY CLO. LIMITED, as a Stockholder
By:	Babson Capital Management LLC under delegated authority from Massachusetts Mutual Life Insurance Company as Collateral Manager
By:	/s/ David P. Wells
	Name:	David P. Wells, CFA
	Title:	Managing Director

STOCKHOLDER:
NAME OF INSTITUTION:
Commonwealth of Massachusetts Pension Reserves Investment Management Board, By: Fidelity Management Trust Company, as Investment Manager as a Stockholder
By:	/s/ Geoffrey W. Johnson
Name:
Title:

STOCKHOLDER:
NAME OF INSTITUTION:
Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund as a Stockholder
By:	/s/ John H. Costello
	Name:	John H. Costello
	Title:	Assistant Treasurer

STOCKHOLDER:
NAME OF INSTITUTION:
Fidelity Advisor Series II: Fidelity Advisor High Income Advantage as a Stockholder
By:	/s/ John H. Costello
	Name:	John H. Costello
	Title:	Assistant Treasurer

STOCKHOLDER:
NAME OF INSTITUTION:
Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund as a Stockholder
By:	/s/ John H. Costello
	Name:	John H. Costello
	Title:	Assistant Treasurer

STOCKHOLDER:
NAME OF INSTITUTION:
Pension Investment Committee of General Motors for General Motors Employees Domestic Group Pension Trust
By:	Fidelity Management Trust Company as Investment Manager as a Stockholder
By:	/s/ Geoffrey W. Johnson
Name:
Title:

STOCKHOLDER:
NAME OF INSTITUTION:
ML CLO XII PILGRIM AMERICA (CAYMAN) LTD, as a Stockholder
By:	ING Investments, LLC as its investment manager
By:	/s/ Robert Wilson
	Name:	Robert Wilson
	Title:	Senior Vice President

STOCKHOLDER:
Jefferies & Company, LLC
By:	/s/ Robert J. Welch
	Name:	Robert J. Welch
	Title:	Senior Vice President

STOCKHOLDER:
Jefferies Employees Opportunity Fund, LLC
By:	/s/ Robert J. Welch
	Name:	Robert J. Welch
	Title:	Chief Financial Officer

STOCKHOLDER:
Jefferies Partners Opportunity Fund II, LLC
By:	/s/ Robert J. Welch
	Name:	Robert J. Welch
	Title:	Chief Financial Officer

STOCKHOLDER:
Jefferies Partners Opportunity Fund, LLC
By:	/s/ Robert J. Welch
	Name:	Robert J. Welch
	Title:	Chief Financial Officer

STOCKHOLDER:
NAME OF INSTITUTION:
KS Capital Parner, L.P., as a Stockholder
By:	/s/ Jack Swain
	Name:	Jack Swain
	Title:	General Partner

STOCKHOLDER:
NAME OF INSTITUTION:
KS International, Inc., as a Stockholder
By:	/s/ Jack Swain
	Name:	Jack Swain
	Title:	General Partner

STOCKHOLDER:
NAME OF INSTITUTION:
MERRILL LYNCH CREDIT PRODUCTS, LLC, as a Stockholder
By:	/s/ Pierre Batrouni
	Name:	PIERRE BATROUNI
	Title:	Vice President

STOCKHOLDER:
NAME OF INSTITUTION:
ODYSSEY AMERICA REINSURANCE CORPORATION, as a Stockholder
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President

STOCKHOLDER:
NAME OF INSTITUTION:
Centurion CDO II, Ltd. By: RiverSource Investments, LLC as Collateral Manager, as a Stockholder
By:	/s/ Vincent Pham
	Name:	Vincent Pham
	Title:	Director—Operations

STOCKHOLDER:
NAME OF INSTITUTION:
Sequils-Centurion V, Ltd. By: RiverSource Investments, LLC as Collateral Manager, as a Stockholder
By:	/s/ Vincent Pham
	Name:	Vincent Pham
	Title:	Director—Operations

STOCKHOLDER:
NAME OF INSTITUTION:
JPMorgan Chase Bank, N.A., as a Stockholder
By:	/s/ Andrew Opel
	Name:	ANDREW OPEL
	Title:	AUTHORIZED SIGNATORY

STOCKHOLDER:
NAME OF INSTITUTION:
Seneca CBO II, L.P., as a Stockholder
By:	/s/ Tom Haag
	Name:	Tom Haag
	Title:	PM

STOCKHOLDER:
NAME OF INSTITUTION:
Seneca CBO III, Limited, as a Stockholder
By:	/s/ Tom Haag
	Name:	Tom Haag
	Title:	PM

STOCKHOLDER:
NAME OF INSTITUTION:
SOL LOAN FUNDING, LLC, as a Stockholder
By:	/s/ Mikus N. Kins
	Name:	Mikus N. Kins
	Title:	Attorney-in-fact

STOCKHOLDER:
NAME OF INSTITUTION:
STRATEGIC VALUE MASTER FUND, LTD. By: Strategic Value Partners, LLC Its Investment Advisor, as a Stockholder
By:	/s/ Vivianne Hernandez
	Name:	Vivianne Hernandez
	Title:	Authorized Signatory

STOCKHOLDER:
NAME OF INSTITUTION:
Textron Financial Corporation, as a Stockholder
By:	/s/ Matthew J. Colgan
	Name:	Matthew J. Colgan
	Title:	Senior Vice President

STOCKHOLDER:
NAME OF INSTITUTION:
Sapphire Special Opportunities Fund, LLC, as a Stockholder
By:	Wayzata Investment Partners, LLC, its Manager
By:	/s/ Joseph M. Deignan
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

STOCKHOLDER:
NAME OF INSTITUTION:
Wayland Distressed Opportunities Fund I-C, LLC, as a Stockholder
By:	Wayzata Investment Partners, LLC, its Manager
By:	/s/ Joseph M. Deignan
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

STOCKHOLDER:
NAME OF INSTITUTION:
Wayland Distressed Opportunities Fund I-A, LLC, as a Stockholder
By:	Wayzata Investment Partners, LLC, its Manager
By:	/s/ Joseph M. Deignan
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

STOCKHOLDER:
NAME OF INSTITUTION:
Wayland Distressed Opportunities Fund I-B, LLC, as a Stockholder
By:	Wayzata Investment Partners, LLC, its Manager
By:	/s/ Joseph M. Deignan
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

STOCKHOLDER:
NAME OF INSTITUTION:
Wayland Recovery Fund, LLC, as a Stockholder
By:	Wayzata Investment Partners, LLC, its Manager
By:	/s/ Joseph M. Deignan
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

STOCKHOLDER:
NAME OF INSTITUTION:
Wayzata Recovery Fund, LLC, as a Stockholder
By:	Wayzata Investment Partners, LLC, its Manager
By:	/s/ Joseph M. Deignan
	Name:	Joseph M. Deignan
	Title:	Authorized Signatory

SCHEDULE I

NAME, ADDRESS AND TIN	NUMBER OF SHARES
McLeod Depository Corp. Susan Atkins JP Morgan Chase Bank, N.A. 270 Park Avenue, 20th Floor New York, NY 10017 20-4057039	1,396,739

3V Capital Master Fund Ltd. Mark Focht Libertas Holdings LLC 1 Greenwich Office Park North Greenwich, CT 06831 98-0422169	402,735

Kennett Capital Inc. Tony Gallo Allstate Investment Mgmt. Co. 3075 Sanders Road., Suite G3B Northbrook, IL 60062 52-2145989	72,504

AIMCO CDO Series 2000-A Tony Gallo Allstate Investment Mgmt. Co. 3075 Sanders Road., Suite G3B Northbrook, IL 60062 Offshore Entity	72,504

Banc of America Strategic Solutions, Inc. Jason Cipriani Banc of America Strategic Solutions, Inc. 214 N. Tyron St., Floor 17 Charlotte, NC 28255 52-1710675	1,341,604

Banc of America Securities LLC Jon Barnes Banc of America Securities LLC 214 N. Tryon St. NC1-027-14-1 Charlotte, NC 28255 56-2058405	44,295

Calder & Co. Bank of Nova Scotia Attn: Stephen Levi 1 Liberty Place, Floor 23 New York, NY 10006 98-6000210	643,235

Bayerische Hypo-und Vereinsbank AG, New York Branch HVB Group Attn: Sal Espisito 150 E. 42nd Street New York, NY 10017 13-2774123	1,063,914

Bear, Stearns and Co. Inc. Bear Stearns Attn: Laura Tarrado 383 Madison Avenue, Floor 8 New York, NY 10179 13-3604093	834,727

Credit Suisse First Boston, International CSFB International Attn: Diane Richards/Melanie Harries 1 Cabot Square London E14 4QJ Offshore Entity	852,595

Credit Suisse, Cayman Islands Branch Ryan Delaney Credit Suisse, New York & Cayman Island Branches 11 Madison Avenue, Floor 10 New York, NY 10010 13-5015677	918,907

Cypress Tree Investment Partners I Cypress Tree Investment Management Attn: Damien Mount One Boston Place, Floor 16 Boston, MA 02108 Offshore Entity	174,009

Simsbury CLO, Limited JP Morgan Chase Bank 4 New York Plaza New York, NY 10004 Account C39900; FCC 10200733.3 Offshore Entity	72,504

Commonwealth of Massachusetts Pension Reserves Investment Management Board John Roche Operations Manager Fidelity Investments 82 Devonshire Street—Z1D Boston, MA 02109 04-3525740	484,779

Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund John Roche Operations Manager Fidelity Investments 82 Devonshire Street—Z1D Boston, MA 02109 04-3533877	149,007

Fidelity Advisor Series II: Fidelity Advisor High Income Advantage John Roche Operations Manager Fidelity Investments 82 Devonshire Street—Z1D Boston, MA 02109 04-2940573	4,914,174

Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund John Roche Operations Manager Fidelity Investments 82 Devonshire Street—Z1D Boston, MA 02109 04-3533868	1,701,867

Pension Investment Committee of General Motors for General Motors Employees Domestic Group Pension Trust John Roche Operations Manager Fidelity Investments 82 Devonshire Street—Z1D Boston, MA 02109 New York, NY 10004 13-3160892	2,123,877

ML CLO XII Pilgrim America (Cayman) Ltd. ING Pilgrim Investments Attn: Brian Stevens 7337 East Doubletree Ranch Road Scottsdale, AZ 85258 Offshore Entity	116,006

Jefferies & Company, Inc. Jefferies & Company, Inc. Attn: Michael Egan Metro Center, One Station Place Stamford, CT 06902 95-2622900	818,956

Jefferies Employees Opportunity Fund Jefferies & Company, Inc. Attn: Michael Egan Metro Center, One Station Place Stamford, CT 06902 06-1567019	159,242

Jefferies Partners Opportunity Fund II Jefferies & Company, Inc. Attn: Michael Egan Metro Center, One Station Place Stamford, CT 06902 95-4736081	545,971

Jefferies Partners Opportunity Fund Jefferies & Company, Inc. Attn: Michael Egan Metro Center, One Station Place Stamford, CT 06902 95-4714499	750,710

KS Capital Partners, LP Mike Jemal KS Capital Partners, LP 11 W. 42nd St., 30th Floor New York, NY 10036 22-3003767	112,824

KS International, Inc. Mike Jemal KS International, Inc. 11 W. 42nd St., 30th Floor New York, NY 10036 Offshore Entity	47,600

Merrill Lynch Credit Products LLC Merrill Lynch Credit Products LLC Attn: Brian Wilson 4 World Financial Center, Floor 22 New York, NY 10080 56-2313907	153,562

Odyssey America Reinsurance Corporation Bank of New York 1 Wall Street, 2nd Floor Window New York, NY 10286 Attn: Michael Antwi 47-0698507 For Account #357620 Odyssey America RE Corp.	1,804,369

Aeries Finance-II Ltd. Aeries Finance-II Ltd. c/o U.S. Bank Corporate Trust Services One Federal Street, 3rd Floor Boston, MA 02110 FCC: Aeries Finance-II Ltd. Attn: Jon Warn Offshore Entity	14,501

Centurion CDO II, Ltd. RiverSource Investments, LLC Attn: Robin Stancil 100 N. Sepulveda Blvd., Suite 650 El Segundo, CA 90245 13-6062541	43,502

SEQUILS Centurion V, Ltd. Chase Manhattan Bank Account G-72953 4 New York Plaza, Ground Floor New York, NY 10004 Offshore Entity	43,502

JP Morgan Chase Bank, N.A. Andrew Faherty JP Morgan Chase Bank, N.A. 270 Park Avenue, 17th Floor New York, NY 10017 13-4994650	1,438,224

Seneca CBO II L.P. Rene Vielmas Seneca CBO II L.P. 600 Travis St., Floor 4 Houston, TX 77002 Offshore Entity	145,007

Seneca CBO III, Limited Rene Vielmas Seneca CBO III, Limited 600 Travis St., Floor 4 Houston, TX 77002 Offshore Entity	145,007

SOL Loan Funding LLC LaSalle Bank N.A., as Collateral Administrator 135 S. LaSalle St., Suite 1511 Chicago, IL 60603 Attn: CDO Trust Services-Mikas Kins 13-5266470	508,551

Strategic Value Master Fund, Ltd. Mark Dicintio Strategic Value Master Fund, Ltd. 80 Field Point Rd. Greenwich, CT 06830 76-0707813	22,147

Textron Financial Corporation Don Henderson Textrou Financial Corporation 40 Westminster St. Providence, RI 02903 05-6008768	437,665

Sapphire Special Opportunities Fund, LLC Wayzata Investment Partners LLC Attn: Susan D. Peterson 701 East Lake St., Suite 300 Wayzata, MN 55391 22-3895790	1,126,953

Wayland Distressed Opportunities Fund I-C LLC Wayzata Investment Partners LLC Attn: Susan D. Peterson 701 East Lake St., Suite 300 Wayzata, MN 55391 20-0984128	1,423,601

Wayland Distressed Opportunities Fund I-A, LLC Wayzata Investment Partners LLC Attn: Susan D. Peterson 701 East Lake St., Suite 300 Wayzata, MN 55391 11-3693643	268,933

Wayland Distressed Opportunities Fund I-B, LLC Wayzata Investment Partners LLC Attn: Susan D. Peterson 701 East Lake St., Suite 300 Wayzata, MN 55391 33-1086190	246,786

Wayland Recovery Fund, LLC Wayzata Investment Partners LLC Attn: Susan D. Peterson 701 East Lake St., Suite 300 Wayzata, MN 55391 22-3875940	1,114,579

WAYZATA RECOVERY FUND LLC Wayzata Investment Partners LLC Attn: Susan D. Peterson 701 East Lake St., Suite 300 Wayzata, MN 55391 20-1612509	1,247,826

FIRST AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT

        This First Amendment to Registration Rights Agreement (the "First Amendment") is entered into as of September 22nd, 2006, by and among McLeodUSA Incorporated, a Delaware corporation (the "Company"), and the holders of Common Stock who are parties hereto (the "Amending Stockholders").

        WHEREAS, the Company and the holders of Common Stock listed on Schedule I thereto (the "Stockholders") entered into that certain Registration Rights Agreement, dated as of January 6, 2006 (the "Registration Rights Agreement"); and

        WHEREAS, pursuant to Section 4.03 of the Registration Rights Agreement, the Registration Rights Agreement may be amended upon the approval of (i) a majority of the Board of Directors of the Company (the "Board") and (ii) Stockholders holding at least two-thirds of the outstanding Common Shares; and

        WHEREAS, this First Amendment has been approved by the Board and has received the approval of the Amending Stockholders who represent in excess of two-thirds of the outstanding Common Shares.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1.
  Definitions.    Capitalized terms used but not defined in this First Amendment shall have the respective meanings specified in the Registration Rights Agreement.

  2.
  Amendment.

  (a)
  Section 2.03(a) is hereby amended in its entirety as follows:

              Filing Registration Statements; Lock-Up Agreements.    (a) Prior to the earlier of (i) the sale, assignment or other disposition by Fidelity of such number of Common Shares held by it that it no longer holds an aggregate of 20% or more of the then outstanding Common Stock and (ii) eighteen months after the Effective Date, the Company may not file with the SEC any registration statement to register any equity securities of the Company (or securities convertible or exchangeable for equity of the Company) (collectively, "Equity Securities") for the sale for its own account under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person) and thereafter, the Company may so file such a registration statement so long as a majority of the members of the Company's Board and a majority of the Stockholders approve such a filing.

    (b)
    Section 3.01 is hereby amended in its entirety as follows:

              Limitations on Subsequent Registration Rights.    The Company agrees that it shall not enter into any agreement (a) with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any Demand Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Stockholders included therein, (b) with any holder or prospective holder of any Equity Securities that would allow such holder or prospective holder to include such securities in any Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Stockholders included therein or (c) with any holder or prospective holder of any Equity Securities that is on terms that are otherwise more favorable than this Agreement to such holder or prospective holder.

    (c)
    All references in the Registration Rights Agreement to the term "Agreement" shall be deemed for all purposes to refer to the Registration Rights Agreement, as amended by this First Amendment.

  3.
  Effectiveness.    Except as specifically provided herein, the Registration Rights Agreement is in all respects unaffected by this First Amendment. All of the terms, conditions and provisions of the Registration Rights Agreement shall be and remain in full force and effect.

  4.
  Counterparts.    This First Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one of the same instrument.

  5.
  Governing Law.    This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

2

        IN WITNESS WHEREOF, the parties hereto have duly executed and approved this First Amendment as of the date first above written.

MCLEODUSA INCORPORATED
By:	/s/ Bernard Zuroff
Name:	Bernard Zuroff
Title:	Group Vice President—General Counsel and Secretary

3

STOCKHOLDER:
NAME OF INSTITUTION:
McLeod Depository Corp as a Stockholder
1,396,739 Number of Common Shares Held
By:	/s/ Susan E. Atkins
Name:	Susan E. Atkins
Title:	President

4

STOCKHOLDER:
NAME OF INSTITUTION:
JEFFERIES AND COMPANY, INC. as a Stockholder
1,056,493 Number of Common Shares Held
By:	/s/ Robert J. Welch
Name:	Robert J. Welch
Title:	Senior Vice President Jefferies & Co., Inc.

5

STOCKHOLDER:
NAME OF INSTITUTION:
JEFFERIES PARTNERS OPPORTUNITY FUND, LLC as a Stockholder
798,812 Number of Common Shares Held
By:	/s/ Robert J. Welch
Name:	Robert J. Welch
Title:	Chief Financial Officer Jefferies Partners Opportunity Fund, LLC

6

STOCKHOLDER:
NAME OF INSTITUTION:
JEFFERIES PARTNERS OPPORTUNITY FUND II, LLC as a Stockholder
566,898 Number of Common Shares Held
By:	/s/ Robert J. Welch
Name:	Robert J. Welch
Title:	Chief Financial Officer Jefferies Partners Opportunity Fund II, LLC

7

STOCKHOLDER:
NAME OF INSTITUTION:
JEFFERIES EMPLOYEES OPPORTUNITY FUND, LLC as a Stockholder
154,609 Number of Common Shares Held
By:	/s/ Robert J. Welch
Name:	Robert J. Welch
Title:	Chief Financial Officer Jefferies Employees Opportunity Fund, LLC

8

STOCKHOLDER:
NAME OF INSTITUTION:
Wayland Distressed Opportunities Fund I-C, LLC as a Stockholder
1,423,601 Number of Common Shares Held
By:	Wayzata Investment Partners LLC, its Manager
By:	/s/ Steven M. Adams
Name:	Steven M. Adams
Title:	Authorized Signatory

9

STOCKHOLDER:
NAME OF INSTITUTION:
Wayland Distressed Opportunities Fund I-B, LLC as a Stockholder
246,786 Number of Common Shares Held
By:	Wayzata Investment Partners LLC, its Manager
By:	/s/ Steven M. Adams
Name:	Steven M. Adams
Title:	Authorized Signatory

10

STOCKHOLDER:
NAME OF INSTITUTION:
Wayzata Recovery Fund, LLC as a Stockholder
1,247,826 Number of Common Shares Held
By:	Wayzata Investment Partners LLC, its Manager
By:	/s/ Steven M. Adams
Name:	Steven M. Adams
Title:	Authorized Signatory

11

STOCKHOLDER:
NAME OF INSTITUTION:
Wayzata Opportunities Fund Offshore, L.P. as a Stockholder
37,500 Number of Common Shares Held
By:	Wayzata Offshore GP, LLC, its General Partner
By:	Wayzata Investment Partners LLC, its Manager
By:	/s/ Steven M. Adams
Name:	Steven M. Adams
Title:	Authorized Signatory

12

STOCKHOLDER:
NAME OF INSTITUTION:
Wayzata Opportunities Fund, LLC as a Stockholder
4,191,363 Number of Common Shares Held
By:	Wayzata Investment Partners LLC, its Manager
By:	/s/ Steven M. Adams
Name:	Steven M. Adams
Title:	Authorized Signatory

13

STOCKHOLDER:
NAME OF INSTITUTION:
Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund as a Stockholder
149,007 Number of Common Shares Held
By:	/s/ John H. Costello
Name:
Title:

14

STOCKHOLDER:
NAME OF INSTITUTION:
Fidelity Advisor Series II: Fidelity Advisor High Income Advantage Fund as a Stockholder
4,914,174 Number of Common Shares Held
By:	/s/ John H. Costello
Name:
Title:

15

STOCKHOLDER:
NAME OF INSTITUTION:
Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund as a Stockholder
1,701,867 Number of Common Shares Held
By:	/s/ John H. Costello
Name:
Title:

16

STOCKHOLDER:
NAME OF INSTITUTION:
Pension Investment Committee of General Motors for General Motors Employees Domestic Group Pension Trust as a Stockholder
2,123,877 Number of Common Shares Held
By:	/s/ Geoffrey W. Johnson
Name:	Geoffrey W. Johnson
Title:	Vice President

17

STOCKHOLDER:
NAME OF INSTITUTION:
Commonwealth of Massachusetts Pension Reserves Investment Management Board as a Stockholder
484,779 Number of Common Shares Held
By:	/s/ Geoffrey W. Johnson
Name:	Geoffrey W. Johnson
Title:	Vice President

18

STOCKHOLDER:
NAME OF INSTITUTION:
Banc of America Strategic Solutions, Inc. as a Stockholder
Number of Common Shares Held
By:	/s/ Robert Lang
Name:	Robert Lang
Title:	Managing Director

19

Banc of America Strategic Solutions, Inc. as a Stockholder
Number of Common Shares Held
By:	/s/ Robert Lang
Name:	Robert Lang
Title:	Managing Director

20

STOCKHOLDER:
NAME OF INSTITUTION:
SOL Loan Funding LLC as a Stockholder
508,551 Number of Common Shares Held
By:	/s/ [ILLEGIBLE]
Name:
Title:

21

STOCKHOLDER:
NAME OF INSTITUTION:
3V Capital Master Fund Ltd as a Stockholder
402,735 Number of Common Shares Held
By:	/s/ Scott A. Stagg
Name:	Scott A. Stagg
Title:	Managing Member

22

STOCKHOLDER:
NAME OF INSTITUTION:
JPMorgan Chase Bank, N.A. as a Stockholder
1,438,224 Number of Common Shares Held
By:	/s/ Andrew Opel
Name:	ANDREW OPEL
Title:	AUTHORIZED SIGNATORY

23

STOCKHOLDER:
NAME OF INSTITUTION:
BEAR, STEARNS & CO. INC. as a Stockholder
1,487,586 Number of Common Shares Held
By:	/s/ John E. McDermott
Name:	JOHN E. McDERMOTT
Title:	SENIOR MANAGING DIRECTOR

24

QuickLinks

  Exhibit 4.5
REGISTRATION RIGHTS AGREEMENT dated as of January 6, 2006 among MCLEODUSA INCORPORATED and THE HOLDERS OF COMMON STOCK LISTED ON SCHEDULE I
TABLE OF CONTENTS
REGISTRATION RIGHTS AGREEMENT
W I T N E S S E T H
ARTICLE 1 DEFINITIONS
ARTICLE 2 REGISTRATION RIGHTS
ARTICLE 3 CERTAIN COVENANTS AND AGREEMENTS
ARTICLE 4 MISCELLANEOUS
  SCHEDULE I
FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT